EPOCH ANNOUNCES ASSETS UNDER MANAGEMENT OF $17.1 BILLION

NEW YORK — (BUSINESS WIRE) — July 6, 2011

Epoch Investment Partners, Inc. (“Epoch” or the “Company”), a leading investment manager and investment adviser and the sole operating subsidiary of Epoch Holding Corporation (Nasdaq: EPHC), today announced that its assets under management (“AUM”) were approximately $17.1 billion as of  June 30, 2011, an increase of 9% from $15.6 billion as of March 31, 2011.

"Despite a volatile quarter for equity markets, we continued to see interest in our U.S. and global equity investment strategies,” stated William W. Priest, Chief Executive Officer of the Company. “In particular, substantial flows into our global strategies arose from retirement and savings plans of clients domiciled both in the U.S. and abroad.”

About Epoch Holding Corporation

Epoch Holding Corporation conducts its operations through Epoch Investment Partners, Inc., a wholly-owned subsidiary and a registered investment adviser under the Investment Advisers Act of 1940, as amended. Investment management and investment advisory services are the Company's sole line of business. Headquartered in New York, the Company's investment strategies include U.S. Equity (All Cap, Large Cap, SMID Cap and Small Cap Value; Choice), Global Equity (Shareholder Yield, Choice, Absolute Return and Small Cap) and International Small Cap.

For more information about Epoch contact Clive Gershon at Epoch Investment Partners, Inc. 212-991-5404, cgershon@eipny.com  or visit Epoch's website at www.eipny.com.

Safe Harbor Statement

This press release may contain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and government regulations. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see "Risk Factors" and "Forward-Looking Statements" in our Form 10-K for the year ended June 30, 2010. Other factors besides those listed in "Risk Factors" and "Forward-Looking Statements", and those listed above, could also adversely affect our revenues, financial condition, results of operations and business prospects. The Company undertakes no duty to update its forward-looking statements, including its earnings outlook.